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EXHIBIT 10.5




                                [NEXTLEVEL LOGO]



                     WEBSITE HOSTING & MANAGEMENT AGREEMENT

         This Agreement is between Bingo.com Incorporated, a corporation incorporated pursuant to the laws of the Province of British Columbia with offices located at 3rd Floor, 1286 Homer Street, Vancouver, British Columbia, Canada, V6B 2Y5("Bingo.com")

and

NextLevel.com Inc., a corporation incorporated pursuant to the laws of the State of Nevada, with offices located at 3rd Floor, 1286 Homer Street, Vancouver, British Columbia, Canada, V6B 2Y5("NextLevel").



WHEREAS, Bingo.com owns and controls the Web site and Bingo.com needs to have the Web Site hosted.

WHEREAS, NextLevel is in the business of providing hosting services (the "Services") and

WHEREAS, Bingo.com wishes to engage NextLevel's Services and NextLevel wishes to be engaged by Bingo.com to provide the Services for Bingo.com sites.

NOW THEREFORE, in consideration of the promises and mutual covenants herein set forth, the parties agree as follows:

4        DEFINITIONS

         4.1 The "Web Site" shall mean all graphics, text, audio, video, and links found on the following URLs, including pages internally linked to these URLs:

              4.1.1 http://www.bingo.com

         4.2 The site includes all software and services associated with Bingo.com.




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5        THE SERVICES PROVIDED BY NEXTLEVEL

         5.1 NextLevel shall host the Web Site in accordance with its terms and conditions as set out in this Agreement.

         5.2 NextLevel shall pay up front for all bandwidth used in presenting the Web Site on the Internet (subject to Section 4).

         5.3 NextLevel shall provide full web site hosting Services to Bingo.com for the Web Site, including, but not limited to, e- mail servers, and on- line database storage. These services shall be provided in accordance with standard business practices.

         5.4 Bingo.com understands that there will be both scheduled and unscheduled down time for the Web Site, and that NextLevel will undertake reasonable steps to ensure that the down time is kept to a minimal amount.

         5.5 Scheduled down time shall not exceed 5 hours in any given calendar month.

         5.6 Bingo.com shall hold NextLevel harmless from any lost revenue, or damages of any sort that may arise as a result of both scheduled and unscheduled down time.

 6       TERM

         6.1 This Agreement shall commence and be deemed effective on the date when fully executed (the "Effective Date"). This Agreement is in effect for a period of One Year (the "Term") and shall be automatically renewed with two- year terms, subject to the occurrence of an Event of Termination. An "Event of Termination" shall mean any one of the following:

         6.2 Bingo.com gives NextLevel 90 days written notice of termination of this Agreement;

         6.3 NextLevel gives the Bingo.com 90 days written notice of termination of this Agreement;

         6.4 Either party is in breach of any of its representations, warranties, or obligations under this Agreement, and such breach is not cured within 14 calendar days;

         6.5 The other party has not received any payment when due under this Agreement; or

         6.6 Either party becomes bankrupt or insolvent or ceases to carry on business for any reason, and gives the other party five days notice of same.


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         6.7  Upon termination of this Agreement, NextLevel shall return to
              Bingo.com any and all of Bingo.com's materials to which Bingo.com has a proprietary right and are in NextLevel's possession and/or in the possession of the NextLevel's agents, servants and employees within 7 days of the Event of Termination.

 7       COMPENSATION

         7.1 Bingo.com shall pay to NextLevel a Fee of US$12,000.00 per month and services shall include the following:

              7.1.1    100 gigabytes disk space
              7.1.2    Domain name (URL will be http://www.bingo.com)
              7.1.3    15 MBS sustained traffic.
              7.1.4    Site management including
                       7.1.4.1 Systems Administration on a 24/7 basis
                       7.1.4.2 Secure Storage
                       7.1.4.3 Co-location
                       7.1.4.4 Daily Site Back-up with remote location back up.
                       7.1.4.5 Ongoing security monitoring

         7.2 Fees are payable within 15 days of invoice, which shall be at the end of each calendar month. Interest of 2% per month is payable for late payment.

         7.3 Bingo.com shall be responsible for paying any and all fees due to Internic in conjunction with the URL's being hosted and/or transferred.

         7.4 NextLevel shall provide Bingo.com 15 MBS of sustained bandwidth related to the Web Site.

              7.4.1 Bingo.com shall reserve the right to ask to increase its sustained bandwidth at a rate of no more than $1000.00 MBS and shall provide same request in writing.

              7.4.2  NextLevel shall reply within 5 days to the request.

         7.5 Bingo.com shall pay to NextLevel storage fees equal to $0.40 per Megabyte per month for each Megabyte of storage exceeding 100 Gigabytes.

         7.6 Additional services requested by Bingo.com shall be quoted on a case-by-case basis.


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8        USE OF MATERIAL

         8.1 Public domain materials (e.g., images, text, and programs) may be downloaded or uploaded using NextLevel services. Bingo.com may also re-distribute materials in the public domain. Bingo.com assumes all risks regarding the determination of whether the material is in the public domain.

         8.2 As provided by United States federal law and by International treaties, copyrighted materials (e.g., images, text, and programs) may not be uploaded using NextLevel services without the permission of the copyright holder. Copyrighted materials may be downloaded for personal use. Except as expressly permitted, materials under copyright may not be distributed to others. Copyrighted material may not be changed nor can the author attribution notices nor the copyright notices be modified.

9        USE OF SERVICES

         9.1 NextLevel agrees to maintain a secure password to the account. Secure passwords are those that are between 6 and 8 characters long, contain upper and lower case letters, and numbers or other characters, and can not be found in direct or reverse order in a dictionary, without regard to the language of the dictionary. The Customer is solely responsible for changing its password as required to assure secure access to its account and for providing Bingo.com same.

         9.2 Bingo.com agrees to use the Services provided by NextLevel as permitted by applicable local, provincial, state, and federal laws. Bingo.com agrees, therefore, not to use the Services to conduct any business or activity or solicit the performance of any activity that is prohibited by law, libelous, or against any NextLevel policy.

         9.3 Bingo.com is solely responsible for any legal liability arising out of, or relating to, their Web Site at NextLevel. Bingo.com represents and warrants to NextLevel that it holds the necessary rights to permit the use of any of the items on his/her web site, and, that the use, reproduction, distribution, transmission or display of any data to the public, and any material to which the public can link through, or any products of services made available to the public through his/her web site, will not -

              9.3.1 Violate or potentially violate any criminal laws or any rights of any third parties, including, but not limited to, such violations as infringement or misappropriation of any copyright, patent, trademark, trade secret, music, image, or other proprietary or property right, false advertising, unfair competition, defamation, business or personal dispute or argument, invasion of privacy or rights of celebrity, violation of any anti discrimination la w or regulation, or any other right of any person or entity, or any personal or business argument or dispute; or


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              9.3.2 Contain any material that is: unlawful, harmful, fraudulent, libelous, slanderous, threatening, abusive, harassing, defamatory, vulgar, obscene, profane, hateful, racially, ethnically, argumentatively or otherwise objectionable, including, without limitation, any material that encourages conduct that would constitute a criminal offense, give rise to civil liability, or otherwise violate any applicable local, provincial, state, national or international law. Bingo.com agrees to indemnify and to hold NextLevel, and any third party entities related to NextLevel, harmless from and against any and all liability, loss, damages, claims, or causes of action, including reasonable legal fees and expenses arising out of or related to:
                    9.3.2.1 Bingo.com's breach of any of the forgoing representations and warranties, or
                    9.3.2.2   Any other third party claim with respect thereto.

         9.4 Use of other organizations' networks or computing resources is subject to their respective permission and usage policy.

         9.5 NextLevel will endeavor to prevent viruses from corrupting NextLevel systems. NextLevel may run anti- virus programs on Bingo.com to minimize damages.

10       LIMITED LIABILITY

         10.1 To the maximum extent permitted by applicable law, Bingo.com understands, agrees and acknowledges that in no event and under no legal theory, shall Nextlevel be liable to customer or any third party for, including but not limited to, the loss of customer's domain name; any business loss, revenue decrease, expense increase; costs of substitute products/services; or any consequential, special, incidental, punitive or indirect damages of any kind arising from, including but not limited to, the use, or inability to use, any of NextLevel's services; any malfunction or incompatibility of technologies included with NextLevel's services; any technologies added, removed or altered by customer or third party, including but not limited to, scripts and/or software used for or on the creation or operation of customer's website. All of the foregoing is applicable regardless of whether Nextlevel has been advised of the possibility of such damages. In no event shall NextLevel's liability exceed the initial fee or one
              (1) month's fee paid by customer to Nextlevel. This limitation of liability and risks is reflected in the price of NextLevel's services.

         10.2 Bingo.com understands, agrees and acknowledges that NextLevel makes an honest effort to provide the Customer with Technologies, Developments and Innovations and that some of them are being licensed, or co-branded, from or by, third-party entities. However, NextLevel can make no warranty of any kind, either expressed or implied, regarding the quality, accuracy, reliability or validity for the application(s), data and/or information involved in such items. NextLevel specifically disclaims all warranties of merchantability and fitness for a particular purpose. The use of these application(s), data and/or information obtained from or through NextLevel, or any other referred third-party, directly or indirectly, is at the risk of Bingo.com.


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11       IP ADDRESSES

         11.1 NextLevel maintains control and ownership of any and all IP numbers and IP addresses that may be assigned to the Customer and reserves in its sole discretion the right to change or remove any and all IP numbers and addresses.


12       MISCELLANEOUS PROVISIONS

         12.1 This Agreement constitutes the entire agreement between Bingo.com and NextLevel with respect to the subject matter hereof and there are no representations, understandings or agreements that are not fully expressed in this agreement.

         12.2 All figures quoted in this Agreement are in United States Currency (US Dollars).

         12.3 Each of the parties hereby covenants and agrees that at any time upon the request of the other party, to, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, and documents as may be required for the better carrying out and performance of all the terms of this Agreement.

         12.4 NextLevel and its personnel and/or agents, in performance of this Agreement, are acting as independent contractors and not employees or agents of Bingo.com. Any personnel and/or agents of NextLevel shall not have the authority to bind Bingo.com or otherwise create legal obligations on behalf of Bingo.com. Likewise, Bingo.com and its personnel and/or agents in performance of this Agreement, are acting as independent contractors and not employees or agents of NextLevel. Any personnel and/or agent of Bingo.com shall not have the authority to bind NextLevel or otherwise create legal obligations on behalf of NextLevel.

         12.5 No amendment, change, waiver, or discharge thereof shall be valid unless in writing and executed by both parties.

         12.6 If the performance of any of this Agreement by either party is prevented, hindered, delayed or otherwise made impracticable by reason of any flood, riot, fire, judicial or government action, labor dispute, act of God or any causes beyond the control of either party, that party shall be excused from such to the extent that it is prevented, hindered or delayed by such causes, provided that the party claiming force majeure has taken all reasonable measures to avoid such cause.

         12.7 This Agreement shall be governed in all respects by the laws of the State of Nevada.


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         12.8 Any dispute between the parties to this Agreement shall be resolved and determined by arbitration in accordance with the Nevada Arbitration Act and subject to the provisions of this section. Any arbitration shall be held in Nevada, and the arbitrator shall be required to determine all issues in accordance with then existing case law and statutory laws of the State of Nevada. Any award of damages shall not exceed $25,000 plus amounts then owing under the Agreement. Under no circumstances shall punitive damages be awarded. The parties shall use good faith efforts to select a single arbitrator within 10 days of the submission of the dispute to arbitration hereunder. If the parties fail to agree on a single arbitrator during such 10-day period, each party shall select one arbitrator, and within 10 business days after such selections, the two arbitrators shall appoint the third arbitrator who shall be the sole arbitrator of the dispute. The decision of such arbitrator shall be conclusive and binding, without right of appeal to the court, upon the parties and their respective heirs, executors, administrators and assigns. All fees and expenses of the arbitrators and all other expenses of the arbitration shall be borne equally by the parties. A court action to confirm an arbitrator's award may be filed and prosecuted in a court of competent jurisdiction by either party. Any and all costs, including but not limited to attorneys' fees and court costs, incurred by the parties in such an action to confirm the arbitration award shall be borne by the prevailing party.

         12.9 Any notice provided pursuant to this Agreement shall be in writing and may be sent only by facsimile, personal delivery, registered or certified mail (return receipt requested), or by courier shipment. The day of mailing of any such notice will be deemed the date of the giving thereof (except notices of change of address, the date of which will be the date of receipt by the receiving party). All notices shall be addressed as follows (or to such other address as either party may in the future specify in writing to the other party):



         In the case of NextLevel:

                  Patrick Smyth
                  NextLevel.com Inc.
                  Suite 300
                  1286 Homer Street
                  Vancouver, BC Canada V6B 2Y8
                  Tel: (604) 647-6400
                  Fax:(604) 647-6422


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         In the case of Bingo.com:

                  Tarrnie Williams
                  Suite 300
                  1286 Homer Street
                  Vancouver, BC Canada V6B 2Y8
                  Tel: (604) 647-6407
                  Fax:(604) 647-6422

         12.10 The waiver of failure of either party to exercise any right in any respect provided for herein shall not be deemed a waiver of any further right hereunder or a subsequent exercise of the same right.

         12.11 If any provision of this Agreement is determined to be invalid under any applicable statute or rule of law, it is to that extent to be deemed omitted, and the balance of the Agreement shall remain enforceable.

         12.12 This Agreement will be binding upon and ensure to the benefit of the parties hereto and their respective heirs and executors and successors and assigns as the case may be.

         12.13 This Agreement may be executed in any number of counterparts with the same effect as if all parties to this Agreement had signed the same document and all counterparts will be construed together and will constitute one and the same instrument and any facsimile Bingo.com shall be taken as an original.

         12.14 Time shall be of the essence.

         12.15 The section headings used herein are for reference and convenience only and shall not enter into the interpretation hereof.

         12.16 All provisions of this Agreement relating to Bingo.com and/or NextLevel's warranties, indemnification, proprietary rights, limitations of liability, and payment obligations shall survive the termination or expiration of this Agreement. As of the effective date of termination, a settlement in respect to any outstanding amounts shall be made within thirty (30) days.

         12.17 In the interpretation of this Agreement or any provision hereof, no inference shall be drawn in favor of or against any party by virtue of the fact that one party or its agents may have drafted this Agreement or such provision.


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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives on the 1st day of September 2001.


BINGO.COM, INC.                            NEXTLEVEL.COM INC.


/S/ TARRNIE WILLIAMS                       /S/ PATRICK SMYTH
--------------------------                 ---------------------------
Tarrnie Williams, CEO                      Patrick Smyth, President



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